Exhibit 23.4

CONSENT BY PROPOSED DIRECTOR

OF

CAI INTERNATIONAL, INC.

Pursuant to Rule 438 of Regulation C promulgated under the Securities Act of 1933, as amended, I, William Liebeck, do hereby consent to be named in the Registration Statement on Form S-1 of CAI International, Inc. as a proposed Director of CAI International, Inc.

April 18, 2007	/s/ William Liebeck
Dated	William Liebeck